UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2006
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50425	77-0436313
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
6900 Dumbarton Circle
Fremont, California 94555
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 5, 2006, Dr. Bonnie Charpentier resigned as Vice President, Regulatory Affairs. Effective December 5, 2006, Claude Miller, who joined Genitope Corporation in February 2004 as Vice President, Quality, assumed the additional responsibilities of Vice President, Regulatory Affairs.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Genitope Corporation

Dated: December 11, 2006	By:	/s/	Laura Randall Woodhead

Laura Randall Woodhead
Vice President